Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our summary report dated February 19, 2019, included as Exhibit 99.2 to the 2018 Annual Report on Form 10-K of Lonestar Resources US Inc. We hereby consent to (1) all references to such report and/or to this firm in the Registration Statement and (2) our being named as an expert in the Registration Statement.

W.D. VON GONTEN & CO.

/s/ William D. Von Gonten, Jr.
William D. Von Gonten, Jr. President Houston, Texas April 26, 2019